NOTE AND WARRANT PURCHASE AGREEMENT

BY AND BETWEEN

WAFERGEN, INC.

AND

ALNOOR SHIVJI

WAFERGEN, INC.

NOTE AND WARRANT PURCHASE AGREEMENT
THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of January 30, 2007 (the “Effective Date”) by and among WaferGen, Inc., a Delaware corporation (the “Company”), and Alnoor Shivji (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note (as defined below) and the Warrant (as defined below).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	AMOUNT AND TERMS OF THE LOAN; ISSUANCE OF WARRANT; CLOSING.

1.1  The Loan. Subject to the terms of this Agreement, the Purchaser agrees to purchase from the Company and the Company agrees to sell and issue to the Purchaser the promissory notes, the aggregate principal amount of which should not be in excess of three hundred thousand dollars (US$300,000) (the “Loan Amount” or the “Loan”), in the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”).

1.2  Issuance of Warrant. Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Purchaser warrants (each, a “Warrant” and collectively, the “Warrants”) in substantially the form attached hereto as Exhibit B, representing the right to purchase up to that number of shares of Series B Preferred Stock of the Company calculated as follows:

Number of shares of
Series B Preferred Stock   =     (Loan Amount) x (0.25)
issuable upon exercise     $0.76
of the Warrant

1.3  Closing. The initial closing of the purchase and sale of the Note hereunder (the “Initial Closing”) shall occur at the principal office of the Company at 2:00 p.m. on January __, 2007 (the “Closing Date”) or at such other time as the Company and the Purchaser shall agree. In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified in this Agreement. At or prior to the Closing, the Purchaser shall deliver to the Company a certified check or wire transfer funds in the amount of the Purchaser’s Loan Amount, and the Company shall issue and deliver to the Purchaser a Note in favor of the Purchaser payable in the principal amount of such Purchaser’s Loan Amount and the Company shall issue and deliver to the Purchase the Warrant. In addition, the Company shall execute, deliver and/or file such other documents as the Purchaser shall reasonably require.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser as follows:

2.1  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

2.2  Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Note, the Warrant and any other document relating to any of the foregoing (collectively, as the same may from time to time be amended, modified, supplemented or restated, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

2.3  Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company’s obligations thereunder, has been taken or will be taken prior to the Initial Closing. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors. The issuance of the Note and Warrant pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company, and the Note and Warrant will be issued in compliance with all applicable federal and state securities laws; provided, however, that the Note and Warrant may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

2.4  Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Loan Documents, the offer, sale or issuance of the Note and the Warrant and the equity securities issuable upon exercise of the Warrant, conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at each Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

2.5  Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, the offer, issuance, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

2.6  Use of Proceeds. The Company shall use the proceeds of the Loan solely for the operations of its business, and not for any personal, family or household purpose.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

3.1  Purchase for Own Account. The Purchaser represents that he is acquiring the Note, Warrant and the equity securities issuable upon exercise of the Warrant (collectively, the “Securities”) solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention, other than transfers between affiliates, including affiliate funds, or transfers to a partner (or retired partner), member (or retired member) of the Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

3.2  Information and Sophistication. The Purchaser acknowledges that he has received all the information he has requested from the Company and that he considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of this investment.

3.3  Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

3.4  Restrictions on Transfer.The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser understands that the Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Purchaser will not be able to resell or otherwise transfer his Securities unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

3.5  Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)  There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)  The Purchaser shall have notified the Company of the proposed disposition and the proposed disposition is in compliance with Rule 144 of the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, there shall be no restrictions whatsoever on any transfer by the Purchaser to an affiliate (including affiliate funds), partner (or retired partner), member (or retired member) of such Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

3.6  Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

3.7  Lock-Up Agreement. The Purchaser hereby agrees that he will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 3.7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Purchaser if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 3.7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, nothing in this Section 3.7 shall prevent the Purchaser from making a transfer of any Common Stock that was listed on a national stock exchange or actively traded over-the-counter at the time it was acquired by such Investor or was acquired by such Purchaser pursuant to Rule 144A of the Act, including any shares acquired in the initial public offering.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

4.	EVENTS OF DEFAULT; REMEDIES

4.1  Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the other Loan Documents:

(a)  The Company fails to pay on the Maturity Date, any unpaid principal, accrued interest and all other amounts owing under any Loan Document;

(b)  The Company materially breaches any representation or warranty in any material respect, made by the Company in any of the Loan Documents;

(c)  The Company materially breaches any covenant in, or fails to perform any obligations under, the Loan Documents;

(d)  The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(e)  An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within thirty (30) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(f)  The Company’s stockholders or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations; or

(g)  If (i) a material portion of the Company’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, (ii) the Company is enjoined, restrained, or prevented by a court order or other order of a governmental body from conducting its business, or (iii) notice of lien, levy, or assessment is filed against any of the Company’s assets by any court order or other order of any governmental body and it is not paid within thirty (30) days after the Company received notice thereof.

4.2  Remedies. Upon the occurrence of any Event of Default, all unpaid principal on the Note, accrued and unpaid interest thereon and all other amounts owing under any of the Loan Documents shall, at the option of the Purchaser thereof, automatically be immediately due, payable and collectible by the holder of the Note pursuant to applicable law. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the holders of the Note in enforcing and collecting the Note and the other Loan Documents.

5.	MISCELLANEOUS.

5.1  Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Either party may not assign this Agreement without the written consent of the other side. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2  Severability. If one or more provisions of this Agreement or of any other Loan Document are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement or from such other Loan Document and the balance of the Agreement or of such other Loan Document shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.3  Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

5.4  Consent to Jurisdiction and Venue. Any legal action or other legal proceeding relating to this Agreement and the other Loan Documents and the enforcement of any provision thereof, may be brought or otherwise commenced in any state or federal court located in the County of Alameda, California. Each party to this Agreement expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Alameda, California (and each appellate court located in the State of California) in connection with any such legal proceeding and agrees that each state and federal court located in the County of Alameda, California shall be deemed to be a convenient forum.

5.5  Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. If the jury waiver set forth in this Section 5.5 is not enforceable, then any dispute, controversy or claim arising out of or relating to the Loan Documents, or any of the transactions contemplated therein shall be settled by final and binding arbitration held in San Jose, California in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof.

5.6  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7  Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office or Federal Express, postage prepaid, addressed to the Company at 46571 Fremont Blvd., Fremont, CA 94538, or to the Purchaser at 46571 Fremont Blvd., Fremont, CA 94538 or at such other address as such party may designate by ten (10) days advance written notice to the other party.

5.8  Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser, and then it shall be effective only in the specific instance and for the specific purpose for which it was given. Any provision of this Agreement or any other Loan Document may be amended or waived by the written consent of the Company and the Purchaser.

5.9  Cumulative Remedies. The Purchaser’s rights and remedies under this Agreement and the other Loan Documents shall be cumulative. The Purchaser shall have all other rights and remedies not inconsistent herewith as provided under by law or in equity. No exercise by the Purchaser of one right or remedy shall be deemed an election, and no waiver of any Event of Default shall be deemed a continuing waiver.

5.10  Entire Agreement. This Agreement, the Exhibits hereto, and the Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein or in the other Loan Documents.

5.11  Expenses. The Company shall pay all reasonable costs and expenses, including attorneys’ fees, which it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Loan Documents.

5.12  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

WAFERGEN, INC.

By: /s/ Amjad Huda
Print Name:
Title: CFO
Address: 46571 Fremont Blvd., Fremont, CA 94538

Telephone:
Facsimile: ________________________________
E-mail:

PURCHASER:

ALNOOR SHIVJI

/s/ Alnoor Shivji

Address:_________________________________
Telephone:_______________________________
Facsimile:________________________________
E-mail:___________________________________

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT